For more information, please contact:

AmTrust Financial Services, Inc.
Hilly Gross Vice President, Investor Relations 212-220-7120 x 7013 hgross@amtrustgroup.com	Ronald E. Pipoly, Jr. Chief Financial Officer 216-328-6116 rpipoly@amtrustgroup.com

For immediate release
June 8, 2007

AmTrust Financial Services Announces Quarterly Dividend

(New York) - AmTrust Financial Services, Inc. (NASDAQ: AFSI) today announced that its Board of Directors approved a quarterly cash dividend of $.025 per share of common stock, which represents a 25% increase in the quarterly dividend rate.  The dividend is payable on July 16, 2007 to shareholders of record as of July 2, 2007.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational specialty property and casualty holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

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